EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use of our audit report of B & B Enterprises of Florida, Inc. for the year ended December 31, 1996 to be included in the filing of Form S-1 Registration Statement under the Securities Act of 1933 dated July 17, 1998.



/s/ ROSENFIELD & COMPANY, P.A.
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Rosenfield & Company, P.A.
July 16, 1998